UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 5, 2011

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At Wisconsin Energy Corporation's 2011 Annual Meeting of Stockholders held on May 5, 2011, stockholders voted on the following items with the following results:

Item 1 -- Election of Nine Directors for Terms Expiring in 2012

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

John F. Bergstrom	162,165,281	10,898,591	24,625,319
Barbara L. Bowles	168,245,224	4,818,648	24,625,319
Patricia W. Chadwick	171,250,350	1,813,522	24,625,319
Robert A. Cornog	168,243,281	4,820,591	24,625,319
Curt S. Culver	171,354,755	1,709,117	24,625,319
Thomas J. Fischer	169,995,120	3,068,752	24,625,319
Gale E. Klappa	166,543,348	6,520,524	24,625,319
Ulice Payne, Jr.	167,642,258	5,421,614	24,625,319
Frederick P. Stratton, Jr.	164,231,746	8,832,126	24,625,319

Item 2 -- Vote to Initiate the Process to Elect Directors by Majority Vote in Uncontested Elections

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
193,855,041	2,754,631	1,079,519	0
Item 3 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2011

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
194,190,437	2,807,996	690,758	0
Item 4 -- Approval of Amendments to the Wisconsin Energy Corporation 1993 Omnibus Stock Incentive Plan, as Amended and Restated

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
120,300,091	50,644,002	2,119,779	24,625,319
Item 5 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
157,482,281	13,106,883	2,474,708	24,625,319
Item 6 -- Advisory Vote to Establish the Frequency of the Advisory Vote on the Compensation of the Named Executive Officers

Shares Voted For Every Three Years	Shares Voted For Every Two Years	Shares Voted For Every Year	Shares Abstained
50,858,051	4,904,432	114,745,560	2,555,829

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 10, 2011	Stephen P. Dickson -- Vice President and
Controller